MASTER PLAN DOCUMENT
SOUTHWEST GAS CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Effective October 7, 1980
Amended March 1, 1986
Amended December 7, 1987
Amended and Restated Effective January 1, 1989
Amended January 1, 1990
Amended and Restated Effective March 5, 1991
Amended and Restated Effective March 2, 1993
Amended and Restated Effective May 10, 1994
Amended and Restated Effective March 1, 1999
Amended and Restated Effective January 1, 2005
Amended and Restated Effective December 28, 2016

TABLE OF CONTENTS

Article	Subject	Page
1	Definitions	1
2	Eligibility for Participation and Benefits	1
3	Amount and Form of Retirement Benefit	1
4	Payment of Retirement Benefits	1
5	Death Benefits Payable	1
6	Disability Benefits	1
7	General	1
8	Trusts	1
9	Termination, Suspension or Amendment	1
10	Administration of the Plan	1
11	Claims Procedure	1
12	Miscellaneous	1

MASTER PLAN DOCUMENT
SOUTHWEST GAS CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
PURPOSE
The purpose of this Plan is to provide specified benefits to a select group of key Employees who contribute materially to the continued growth, development and future business success of Southwest Gas Corporation. The Plan is designed to comply with and shall be administered in a manner consistent with the applicable requirements of Internal Revenue Code (“IRC” or “Code”) Section 409A and related Treasury regulations.
The plan is intended and designed to be an unfunded benefit for a select group of highly compensated key Employees and, as such, to be exempt from the fiduciary, funding, vesting and plan termination insurance provisions of the Employee Retirement Income Security Act (“ERISA”).
The Plan is also designed to eliminate reductions in benefits under the Basic Plan for those Employees who have participated in the Company’s Executive Deferral Plans and do not qualify for the full scope of benefits under the Basic Plan.
ARTICLE 1

DEFINITIONS
In the event there is a conflict in the meaning of any defined terms used in this Plan because of the reference to the Basic Plan, the definition contained in the Basic Plan shall prevail. For purposes hereof, unless otherwise clearly apparent from the context, the following words and phrases listed below shall be defined as follows:
1.1    “Affiliate” means any corporation, partnership, or other organization which, during any period of a Participant’s employment, was at least 50 percent controlled by the Company or an affiliate of the Company.
1.2    “Average Earnings” means the twelve-month average of the highest consecutive 36 months of Earnings with the Company and its successors and assigns.
1.3    “Basic Plan” means the qualified defined benefit retirement plans of the Company and/or PriMerit Bank, its former Affiliate, in effect prior to a Change in Control, whether maintained by the Company, PriMerit Bank or their successor or assigns.
1.4    “Basic Plan Benefits” means the amount of benefit payable from the Basic Plan to a Participant, including benefits payable from any employer funded defined benefit plan of any of the Company’s successors or assigns, in the form of a straight life annuity.
1.5    “Board of Directors” means the Board of Directors of Southwest Gas Corporation and any Successor Corporation.
1.6    “Change in Control” means the first to occur of any of the following events:
(a)    Any “person” (as the term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)) who becomes a beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50 percent or more of the Company’s capital stock entitled to vote in the election of Directors; or
(b)    During any period of not more than twelve months, not including any period prior to the adoption of this Plan, individuals who, at the beginning of such period constitute the Board of Directors of the Company, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) of this definition) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least 75 percent of the Directors then still in office, who either were Directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority thereof.
Notwithstanding the foregoing, any transaction immediately after which more than fifty percent (50%) of the outstanding voting securities of the Company (or the surviving or resulting entity immediately after such transaction) is, or will be, owned, directly or indirectly, by shareholders of the Company or an affiliate of the Company who own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities of the Company, determined immediately before such transaction, will not constitute a “Change in Control”. In addition, effective January 1, 2017, “Change in Control” shall, in addition to the enumerated events contained above involving the Company, the capital stock of the Company, or the board of directors of the Company, include all such enumerated events with respect to Southwest Gas Holdings, Inc., a California Corporation.
1.7    “Committee” means the administrative committee appointed by the Board of Directors to manage and administer the Plan in accordance with the provisions of the Plan. After a Change in Control, the Committee shall cease to have any powers under the Plan and all powers previously vested in the Committee under the Plan will then be vested in the Third Party Fiduciary.
1.8    “Company” means Southwest Gas Corporation and such of its Affiliates as the Board of Directors may select to become parties to the Plan. The term “Company” shall also include any Successor Corporation.
1.9    “Continuous Service” means a Participant’s Benefit Service with the Company as defined in the Basic Plan.
1.10    “Disability” means any of the following circumstances, as determined by the Committee in its sole discretion: (a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; (b) the Participant is, by any reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Company; (c) the Participant is determined to be totally disabled by the Social Security Administration; or (d) the Participant becomes eligible for and is receiving disability benefits under a long-term disability plan or program maintained by the Company, provided that the definition of “disability” applicable under such plan or program complies with the applicable requirements of the IRC.
1.11    “Earnings” means the yearly compensation paid to a Participant, including salary deferrals, but excluding bonuses, commissions, overtime, and nonmonetary awards for employment services to the Company.
1.12    “Eligible Spouse” means the surviving spouse of a Participant as defined in the Basic Plan.
1.13    “Employee” means any full-time employee of Southwest Gas Corporation as determined under the personnel policies and practices of Southwest Gas Corporation prior to a Change in Control.
1.14    “Executive” means any officer of Southwest Gas Corporation prior to a Change in Control.
1.15    “Executive Deferral Plan” or “Executive Deferral Plans” means either or both of the Southwest Gas Corporation Executive Deferral Plans as effective January 1, 2005 and as they may be amended from time to time thereafter.
1.16    “Master Plan Document” means this legal instrument containing the provisions of the Plan.
1.17    “Participant” means any Executive or any Employee who is a participant in the Executive Deferral Plan prior to the occurrence of a Change in Control.
1.18    “Plan” means the Supplemental Retirement Plan of the Company evidenced by this Master Plan Document.
1.19    “Retire” or “Retirement” means a Participant’s separation from service with the Company on or after attaining age 55, other than by death, Disability or Termination of Employment.
1.20    “Senior Officer” means an officer of the Company with the title “Senior Vice President” or an officer of equivalent or higher rank.
1.21    “Successor Corporation” means any corporation or other legal entity which is the successor to Southwest Gas Corporation, whether resulting from merger, reorganization or transfer of substantially all of the assets of Southwest Gas Corporation, regardless of whether such entity shall expressly agree to continue the Plan.
1.22    “Termination of Employment” means a Participant’s voluntary or involuntary separation from service with the Company, excluding Retirement, Disability or death.
1.23    “Third Party Fiduciary” means an independent third party selected by the Committee, to take over the administration of the Plan upon and after a Change in Control and to determine appeals of claims denied under the Plan before and after a Change in Control pursuant to a Third Party Fiduciary Services Agreement.
1.24    “Third Party Fiduciary Services Agreement” means the agreement with the Third Party Fiduciary to perform services with respect to the Plan.
1.25    “Trust Agreement” means an agreement establishing a “grantor trust” of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the IRC.
1.26    “Trust Fund or Funds” means the assets of every kind and description held under any Trust Agreement forming a part of the Plan.
1.27    “Trustee” means any person or entity selected by the Company to act as Trustee under any Trust Agreement at any time of reference.
ARTICLE 2

ELIGIBILITY FOR PARTICIPATION AND BENEFITS
2.1    Selection of Participants – Executives An Executive shall become a Participant in the Plan as of the effective date of his election by the Board of Directors as an officer of the Company (unless the Board of Directors determines, at that time, that such Executive will not be eligible to participate in the Plan).
2.2    Selection of Participants – Employees Any Employee who is a participant in the Executive Deferral Plan shall also be a Participant in this Plan as of the effective date of his selection to participate in the Executive Deferral Plan.
2.3    Normal Retirement – Any Participant A Participant with 20 or more years of Continuous Service will be eligible to Retire and receive benefits under the Plan upon and after attaining age 55.
2.4    Senior Officers – Less Than 20 Years of Service A Senior Officer with ten or more years of Continuous Service will be eligible to Retire and receive benefits under the Plan upon and after attaining age 65.
2.5    Limited Benefit A Participant who is vested under the Basic Plan, but who fails to satisfy the requirements of Articles 2.3 or 2.4, is eligible to receive benefits only under the provisions of Article 3.3 of the Plan.
2.6    Forfeiture Notwithstanding any provision herein to the contrary, if a Participant or Eligible Spouse who is receiving, or may be entitled to receive, a benefit hereunder engages in competition with the Company (without the Board of Directors’ prior written authorization), or is discharged for cause, or performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company, payments thereafter payable hereunder to such Participant or such Eligible Spouse will, at the Board of Directors’ discretion, be forfeited and the Company will have no further obligation to such Participant or Eligible Spouse. This Article 2.6 shall not apply after a Change in Control.
ARTICLE 3

AMOUNT AND FORM OF RETIREMENT BENEFIT
3.1    Amount of Normal Benefit The annual normal benefit payable to a Participant upon his Retirement will be equal to 50 percent (60 percent for Senior Officers) of the Participant’s Average Earnings, less any Basic Plan Benefits.
3.2    Early Retirement If a Participant qualifies for benefits under Article 2.3 of the Plan and retires before age 60, the benefits he receives under the provisions of Article 3.1 will be reduced in the same manner as the benefits under the Basic Plan are adjusted for early retirement.
3.3    Limited Benefit The annual limited benefit payable to a Participant who only satisfies the provisions of Article 2.5 of the Plan will be the benefit payable under the Basic Plan as if compensation, as defined in the Basic Plan, includes compensation deferred under the Executive Deferral Plans (excluding any incentive or bonus) and without regard to any statutory limitation on the compensation that can be considered under the Basic Plan, less any Basic Plan Benefits.
3.4    Single Life Annuity The benefits determined under this Plan will be payable in the form of a single life annuity except as Article 5 otherwise provides.
ARTICLE 4

PAYMENT OF RETIREMENT BENEFITS
4.1    Timing of Payment One-half of the annual benefit determined in accordance with Article 3, plus interest, will be payable on the first day of the month following the six month anniversary of the Participant’s Retirement. Thereafter, one-twelfth of the annual benefit determined in accordance with Article 3 will be paid on the first day of each succeeding month. The last benefit payment will be paid on the first day of the month in which the retired Participant dies unless otherwise provided in accordance with Article 5 of the Plan.
For those Participants terminating employment after January 1, 2005 who only qualify for limited benefits under Article 3.3, annual benefits will commence at age 65, or six months after Termination of Service, whichever is later.
4.2    Interest Rate For purposes of this Article 4, interest shall be calculated using the “Moody’s Rate” as defined the Executive Deferral Plan Master Plan Document.
ARTICLE 5

DEATH BENEFITS PAYABLE
5.1    Pre-Retirement Death of Participant If a Participant dies before Retirement, the Eligible Spouse will receive a death benefit equal to 50 percent of the amount of the Participant’s benefit under the Plan, determined in accordance with Article 3 as if the Participant had retired and begun receiving a benefit in accordance with Article 4 on the first day of the month before the date of his death. Payment of the death benefit to an Eligible Spouse will commence on the first day of the month next following the month during which the Participant dies.
5.2    Post-Retirement Death of Participant If a Participant dies after Retirement, the Eligible Spouse will receive a benefit equal to 50 percent of the benefit the Participant was otherwise eligible to receive under the Plan.
If a Participant dies during the six month period following Retirement and prior to receiving any benefits under the Plan, the Eligible Spouse (or, if there is no Eligible Spouse, the Participant’s estate or an alternate recipient, as directed by the Participant) will also receive the accrued but unpaid portion of the delayed six month payment plus interest determined in accordance with Article 4.2 above.
5.3    Other Death Benefits If a Participant dies before becoming eligible for Retirement as provided for in Articles 2.3 or 2.4 of the Plan, any benefits available to the Eligible Spouse under this Plan will be determined using compensation as defined in Article 3.3 of the Plan less any Basic Plan Benefits. Payment of the death benefit to an Eligible Spouse will commence on the first day of the month next following the month during which the Participant dies.
5.4    Death Benefits – Disabled Participant If a disabled Participant should die while receiving benefits in accordance with Article 6, such Participant’s Eligible Spouse will receive a benefit equal to 50 percent of the benefit the Participant was receiving under the Plan at the time of his death.
5.5    Adjustments If an Eligible Spouse is less than age 50 and is more than five years younger than the Participant at the time of the Participant’s death, the Eligible Spouse benefit described in this Article 5, will be reduced by two percent for each full year over the five years by which such Eligible Spouse is younger than the Participant.
5.6    Payment of Death Benefits Eligible Spouse benefits described in this Article 5 will commence on the first day of the month following the Participant’s death and continue on the first of each succeeding month, and end on the first day of the month in which the Eligible Spouse dies. No further benefits under this Plan will be payable after the deaths of both the Participant and the Eligible Spouse.
5.7    No Eligible Spouse If, on the date of death, a Participant has no Eligible Spouse, no benefits will be payable after the death of the Participant.
ARTICLE 6

DISABILITY BENEFITS
6.1    Eligibility for Disability Notwithstanding the provisions of Articles 2.3 or 2.4, if the Committee determines that a Participant has become Disabled before attaining age 65, the Participant shall be entitled to receive a Disability benefit under this Plan.
6.2    Disability Benefit A Participant’s annual Disability benefit will be equal to 50 percent (60 percent for Senior Officers) of the Participant’s Average Earnings less any benefits payable under the Company’s salary continuation and long-term disability plans and less any Basic Plan Benefits.
6.3    Benefit Payment Disability benefits will be payable on the same basis as Retirement benefits under Article 4 of the Plan. The last payment will occur on the earlier of the first day of the month during which the Participant ceases to be Disabled, as determined solely by the Committee, or the Participant dies.
6.4    Death Benefit If a Disabled Participant dies, a death benefit will be paid to the Eligible Spouse as provided in Article 5.4.
6.5    Supporting Documentation The Committee may require, no more frequently than once in any calendar year, that a disabled Participant submit medical evidence of continuing Disability satisfactory to the Committee. The Committee may discontinue a Disability benefit after considering such evidence or lack thereof.
6.6    Determination of Continuous Service While Disabled If a Participant is determined to no longer be Disabled, the period of time he was Disabled will be added to his continuous service for the purpose of determining further benefit eligibility under the Plan.
ARTICLE 7

GENERAL
7.1    Payment Obligation Amounts payable to a Participant or Eligible Spouse shall be paid from the general assets of the Company or from the assets of a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, established for use in funding executive compensation arrangements and commonly known as a “rabbi trust.”
7.2    Limitation on Payment Obligation The Company shall have no obligation under the Plan to a Participant or Eligible Spouse, except as provided in this Master Plan Document.
7.3    Furnishing Information The Participant or Eligible Spouse must cooperate in furnishing all information requested by the Company to facilitate the payment of Plan benefits.
7.4    Unsecured General Creditor Participants and Eligible Spouses, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company assets, shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company obligations under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Eligible Spouses shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan (and the Trust Funds described in Article 8) be unfunded for purposes of the Code and for the purposes of ERISA.
7.5    Withholding There shall be deducted from each payment made under the Plan or other compensation payable to the Participant or Eligible Spouse all taxes which are required to be withheld by the Company in respect to such payment under this Plan. The Company shall have the right to reduce any payment (or other compensation) by the amount of cash sufficient to provide the amount of said taxes.
7.6    Future Employment The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and a Participant. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.
7.7    No Assignment To the maximum extent permitted by law, no interest or benefit under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment, or encumbrances of any kind.
ARTICLE 8

TRUSTS
8.1    Trusts The Company may maintain one or more Trust Funds to finance all or a portion of the benefits under the Plan by entering into one or more Trust Agreements. Any Trust Agreement is designated as, and shall constitute, a part of the Plan, and all rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such Trust Agreement. A Trustee shall be appointed by the Committee or the Board of Directors and shall have such powers as provided in the Trust Agreement. The Committee or the Board of Directors may modify any Trust Agreement, in accordance with its terms, to accomplish the purposes of the Plan and appoint a successor Trustee under the provisions of such Trust Agreement. By entering into such Trust Agreement, the Committee or the Board of Directors may vest in the Trustee, or in one or more investment managers (as defined in ERISA), the power to manage and control the Trust Fund. The Committee and the Board of Directors authority under the provisions of this Article 8 will cease upon the occurrence of a Change in Control.
ARTICLE 9

TERMINATION, SUSPENSION OR AMENDMENT
9.1    Plan Amendment To the extent permitted by the IRC and related regulations, the Board of Directors may, at any time and without notice, amend or modify the Plan or by resolution reduce the eligibility requirements or increase the benefits for an individual Participant at any time or from time to time, in whole or in part; provided however, that:
(a)    no amendment or modification will affect or reduce (i) the rights and benefits available to Participants under terms of the Plan as in effect at the time of their selection and during their participation in the Plan, (ii) the rights of an Eligible Spouse to receive death benefits in accordance with this Plan, (iii) the continued accrual of benefits under the Plan on terms at least as favorable as the terms of the Plan applicable to each Participant in effect immediately prior to a Change in Control, taking into account Earnings and employment service after such an event, or (iv) a retired Participant’s right or the right of an Eligible Spouse to continue to receive a benefit in accordance with this Plan as in effect on the date such Participant began to receive a benefit under this Plan; and (b) effective January 1, 2005, no amendment or modification of this Article 9, Article 10 or Article 11 of the Plan shall be effective except to the extent both the Committee and the Board of Directors deem necessary to comply with applicable law.
9.2    Plan Termination The Board of Directors shall not terminate the Plan until all benefits have been paid in full under the provisions of the Plan to the Participants and Eligible Spouses.
9.3    Bankruptcy To the extent permitted under Code Section 409A and its related Treasury regulations, the Board of Directors shall have the authority, in its sole discretion, to terminate the Plan and distribute each Participant’s benefits to the Participant or, if applicable, the Eligible Spouse, within twelve months of a corporate dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(a). The total accelerated distribution under this Article 9.3 must be included in a Participant’s gross income in the latest of:
(a)    The calendar year in which the Plan is terminated;
(b)    The calendar year in which the amount of the benefits are no longer subject to a substantial risk of forfeiture; or
(c)    The calendar year in which distribution of the benefits is administratively practicable.
ARTICLE 10

ADMINISTRATION OF THE PLAN
10.1    Committee Duties Except as otherwise provided in this Article 10, and subject to Article 11, the general administration of the Plan, as well as construction and interpretation thereof, shall be vested in the Committee. Members of the Committee may be Participants under the Plan. Specifically, the Committee shall have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretations of the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. The number of members of the Committee shall be established by, and the members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.
10.2    Administration after a Change in Control Upon and after a Change in Control, the administration of the Plan shall be vested in a Third Party Fiduciary, as provided for herein and pursuant to the terms of a Third Party Fiduciary Services Agreement. Any Third Party Fiduciary Services Agreement is designated as, and shall constitute, a part of the Plan. The Third Party Fiduciary shall also have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretation of the Plan and the Trust Agreement. Except as otherwise provided for in any Trust Agreement, the Third Party Fiduciary shall have no power to direct the investment of Plan or Trust Funds or select any investment manager or custodial firm for the Plan or Trust Agreement. The Company shall pay all reasonable administrative expenses and fees of the Third Party Fiduciary when it acts as the administrator of the Plan or pursuant to Article 11. The Third Party Fiduciary may not be terminated by the Company without the consent of at least 50 percent of the Participants in the Plan.
10.3    Agents In the administration of the Plan, the Committee or the Third Party Fiduciary, as the case may be, may from time to time employ such agents, consultants, advisors, and managers as it deems necessary or useful in carrying out its duties as it sees fit (including acting through a duly authorized representative) and may from to time to time consult with counsel to the Company.
10.4    Binding Effect of Decisions The decision or action of the Committee or the Third Party Fiduciary, as the case may be, with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan (and the Trust Agreement to the extent provided for in Article 10.2) and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
10.5    Indemnity by Company The Company shall indemnify and save harmless each member of the Committee, the Third Party Fiduciary, and any employee of the Company to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses, and liabilities arising from any action or failure to act with respect to the Plan, except in the case of fraud, gross negligence, or willful misconduct by the Committee, any of its members, the Third Party Fiduciary, or any such employee.
10.6    Cooperation – Providing Information To enable the Committee and the Third Party Fiduciary to perform their functions, the Company shall supply full and timely information to the Committee and the Third Party Fiduciary, as the case may be, on all matters relating to the compensation of all Participants, their Retirement, death or other cause for Termination of Service, and such other pertinent facts as the Committee or the Third Party Fiduciary may require.
ARTICLE 11

CLAIMS PROCEDURE
11.1    Presentation of Claims Any Participant or Eligible Spouse (such being referred to below as a “Claimant”) may deliver to the Committee a written claim for determination with respect to benefits available to such Claimant from the Plan. The claim must state with particularity the determination desired by the Claimant.
11.2    Notification of Decision The Committee shall consider a claim and notify the Claimant within 90 calendar days after receipt of a claim in writing:
(a)    That the Claimant’s requested determination has been made, and that the claim has been allowed in full; or
(b)    That the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant: (i) the specific reason(s) for the denial of the claim, or any part thereof; (ii) the specific reference(s) to pertinent provisions of the Plan upon which the denial was based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure set forth in Article 11.3.
11.3    Review of a Denied Claim Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Third Party Fiduciary a written request for a review of the denial of the claim. Thereafter, the Claimant (or the Claimant’s duly authorized representative) may review pertinent documents, submit written comments or other documents, and request a hearing, which the Third Party Fiduciary, in its sole discretion, may grant.
11.4    Decision on Review The Third Party Fiduciary shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of a denial, unless a hearing is held or other special circumstances require additional time, in which case the Third Party Fiduciary’s decision must be rendered within 120 calendar days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain: (a) the specific reason(s) for the decision; (b) the specific reference(s) to the pertinent Plan provisions upon which the decision was based; and (c) such other matters as the Third Party Fiduciary deems relevant.
11.5    Legal Action A Claimant’s compliance with the foregoing provisions of this Article 11 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.
ARTICLE 12

MISCELLANEOUS
12.1    Conflicts of Interest No Participant will participate in an action of the Committee or the Board of Directors on a matter that solely applies to that Participant. Such matters will be determined by a majority of the rest of the Committee or the Board of Directors.
12.2    Plan Documents Each Participant will receive a copy of this Plan and the Company will make available for any Participant’s inspection a copy of the rules and regulations used in administering the Plan.
12.3    Governing Law Except to the extent that federal law applies, the Plan shall be governed by and construed under the laws of the State of Nevada.
12.4    Assignment The Plan shall be binding upon the Company and any of its successors and assigns, and upon a Participant, the Eligible Spouse, and their assigns, heirs, executors, and administrators.
12.5    Gender and Number Masculine pronouns wherever used shall include feminine pronouns and when the context dictates, the singular shall include the plural.
12.6    Headings Headings in this Master Plan Document are inserted for convenience of reference only. Any conflict between such headings and the text shall be resolved in favor of the text.
12.7    Severability In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.
12.8    Notices Any notice given under the Plan shall be in writing and shall be mailed or delivered to:
SOUTHWEST GAS CORPORATION
Supplemental Retirement Plan
Compensation Committee (LVB-283)
P.O. Box 98510
Las Vegas, NV 89193-8510
and
Wachovia Bank, N.A.
One West Fourth Street
Winston-Salem, NC 27101

IN WITNESS WHEREOF, the Company has executed this Amended and Restated Master Plan Document to be effective December 28, 2016.
SOUTHWEST GAS CORPORATION
By       /s/ John P. Hester
John P. Hester
President and Chief Executive Officer
Date     December 28, 2016